For Immediate Release

Media Contact: Amanda Wurst
Paul Werth Associates
(614) 224-8114 (office)
(614) 832-7512 (mobile)
awurst@paulwerth.com

Miami Valley Gaming & Racing Completes
Purchase of Racing Licenses from Lebanon Trotting Club Inc., Miami Valley Trotting Inc.

New, world-class gaming and racing facility will open in early 2014 with up to 2,500 video lottery terminals

BUFFALO, N.Y. and LOUISVILLE, Ky. (Dec. 21, 2012) - Miami Valley Gaming & Racing, a joint venture of Delaware North Companies Gaming & Entertainment and Churchill Downs Incorporated (CDI), today completed its purchase of the harness racing licenses and certain assets held by Lebanon Trotting Club Inc. and Miami Valley Trotting Inc.

The closing on the purchase and recent state and local approvals pave the way for construction to begin on a new gaming and racing facility located near exit 29 off of Interstate 75 between Cincinnati and Dayton. The new facility is expected to open in the first quarter of 2014.

“We are pleased to be moving forward with this significant economic development project that is expected to add $24 million a year to the local economy and create 1,000 construction jobs and 700 permanent jobs in southwestern Ohio,” said William Bissett, President of Delaware North Companies Gaming & Entertainment.

Bill Carstanjen, CDI's President and Chief Operating Officer, added, “We appreciate the hard work of everyone involved, including the Ohio State Racing Commission and the Ohio Lottery Commission, to complete the necessary steps for us to build this new, world-class gaming and racing facility that we expect will be another great entertainment destination in Ohio.”

When construction of the new venue is completed, harness racing and simulcast operations will move from the current location at the Warren County Fairgrounds to the new gaming and racing complex on the northeast corner of Union Road and State Route 63 in Turtle Creek Township in Warren County. The joint venture finalized the acquisition of this land with the Ohio Department of Administrative Services on Dec. 20, 2012.

The new facility will include a 5/8-mile harness racing track and a 186,000-square-foot gaming facility, featuring up to 2,500 video lottery terminals (VLTs), on the 120-acre site. The Warren County Board of Commissioners approved the planned use development for the new facility in October. Miami Valley Gaming & Racing will invest approximately $215 million, including the $50 million license fee payable to the Ohio Lottery Commission.

The purchase was contingent upon the approval of the partnership's respective applications to the Ohio Lottery Commission and the Ohio State Racing Commission. The Ohio State Racing Commission approved the joint venture's racing license and application to relocate the raceway on Dec. 13, 2012. The Ohio Lottery Commission conditionally approved Miami Valley Gaming & Racing's application for its video lottery sales agent license on Dec. 19, 2012.

Racing and simulcasting will continue at the Warren County Fairgrounds facility until construction of the new facility is complete.

About Delaware North Companies Gaming & Entertainment

Delaware North Companies Gaming & Entertainment is one of the most innovative gaming and racing operators in the country, owning and/or operating several successful regional destination casinos and specializing in racing venues with added amenities such as table games, video gaming machines, poker rooms, full-service restaurants, retail shops and lodging. The company operates gaming and hospitality services at locations in New York, Illinois, Florida, West Virginia, Arkansas and Oklahoma. Delaware North Companies Gaming & Entertainment is a subsidiary of Delaware North Companies.

Delaware North Companies is one of the largest privately held hospitality companies in the world. Founded and owned by the Jacobs family for nearly 100 years, it is a global leader in hospitality and food service. Its family of companies includes Delaware North Companies Parks & Resorts, Delaware North Companies Gaming & Entertainment, Delaware North Companies Travel Hospitality Services, Delaware North Companies Sportservice, Delaware North Companies International and Delaware North Companies Boston, owner of TD Garden. Delaware North Companies has revenue exceeding $2.6 billion annually and 55,000 associates serving half a billion customers in the United States, Canada, the United Kingdom, Australia and New Zealand. For more information, visit www.DelawareNorth.com.

Delaware North Companies has operated in Ohio for more than 50 years, employing more than 3,200 Ohioans in 2011 and serving in excess of 10 million guests annually at venues across the state. Ohio is one of the company's top three states in terms of the number of locations, revenue and taxes paid. Delaware North Companies operates all food and retail services at the Great American Ball Park in Cincinnati and Nationwide Arena in Columbus, as well as food concessions at Progressive Field and Cleveland Browns Stadium. Delaware North Companies also manages The Lodge at Geneva-on-the-Lake in the heart of Ohio's wine country along Lake Erie.

About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; as well as a casino hotel in Vicksburg, Miss.; CDI also owns the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; Luckity.com, offering fun games online for a chance to win cash prizes; Bluff Media, an Atlanta-based multimedia poker company; and a collection of racing-related telecommunications and data companies. Information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; the effect (including possible increases in the cost of doing business)

resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states' racetracks and casinos near our operations; our continued ability to effectively compete for the country's horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen's groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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